Exhibit 99.1

News Release

For Further Information
Media Relations
Jennifer Love, 816-854-4287, mediadesk@hrblock.com

Investor Relations
Derek Drysdale, 816-854-4513, derek.drysdale@hrblock.com
NYSE: HRB

For Immediate Release: Nov. 11, 2010

KANSAS CITY, Mo. –– H&R Block confirmed that while its lawsuit is pending with its RAL provider, the parties have been engaged in discussions in an attempt to settle the litigation to confirm the availability of settlement products.  The company did not disclose any details of the discussions, which are confidential, and there is no assurance that any settlement can be reached.  In the meantime, the company is continuing to prepare to vigorously pursue its claims at the hearing scheduled for next Monday, November 15.

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About H&R Block

H&R Block Inc. (NYSE: HRB) is one of the world’s largest tax services providers, having prepared more than 550 million tax returns worldwide since 1955. In fiscal 2010, H&R Block had annual revenues of $3.9 billion and prepared more than 23 million tax returns worldwide, utilizing more than 100,000 highly trained tax professionals. The Company provides tax return preparation services in person, through H&R Block At Home™ online and desktop software products, and through other channels. The Company is also one of the leading providers of business services through RSM McGladrey. For more information, visit our Online Press Center.